Exhibit 99.1

REALNETWORKS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2012 RESULTS

SEATTLE – Feb. 6, 2013 –RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the fourth quarter and fiscal year ended Dec. 31, 2012.

Quarterly Summary:

•	Revenue of $67.3 million

•	Net income of $3.1 million or $0.09 per diluted share

•	Adjusted EBITDA of $3.3 million

Full Year Summary:

•	Revenue of $258.8 million

•	Net income of $44.8 million or $1.28 per diluted share

•	Adjusted EBITDA loss of $(16.7) million

•	Cash and short term investments of $271.4 million as of Dec. 31, 2012

“We are pleased that we returned RealNetworks to profitability in the fourth quarter,” said Rob Glaser, Chairman and interim CEO of RealNetworks. “Having said that, we still have considerable work to do to achieve sustained growth and profitability.”

Fourth Quarter Results

For the fourth quarter of 2012, revenue was $67.3 million, a sequential increase of 14% from the third quarter, and a decrease of 16% compared with the fourth quarter of 2011. Revenue trends in each of RealNetworks’ businesses in the fourth quarter of 2012 compared with the year-earlier quarter were: a 3% increase in Emerging Products revenue to $12.4 million, a 16% decrease in Core Products revenue to $39.2 million and a 27% decrease in Games revenue to $15.7 million.

Net income for the fourth quarter of 2012 was $3.1 million, or $0.09 per diluted share, compared with net loss of $(2.8) million, or $(0.08) per share, in the fourth quarter of 2011. Income in the quarter was affected by restructuring expenses of $(4.4) million and an income tax benefit of $12.1 million. The loss for the year-ago quarter was affected by a $(20.0) million impairment charge for deferred SaaS costs and a tax benefit of $22.7 million.

Adjusted EBITDA for the fourth quarter of 2012 was $3.3 million, compared with $3.8 million for the fourth quarter of 2011. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

As of Dec. 31, 2012, RealNetworks had $271.4 million in unrestricted cash, cash equivalents and short-term investments compared with $185.1 million as of Dec. 31, 2011, of which approximately $44.9 million is held in foreign jurisdictions. The increase in cash in 2012 was largely due to proceeds from the sale of patents and other assets to Intel Corp. for $120 million in the second quarter of the year, partially offset by cash used in operations and restructuring activities over the year. In addition, RealNetworks had $44.3 million in restricted cash and available-for-sale securities as of Dec. 31, 2012, compared with $47.4 million as of Dec. 31, 2011.

Segment Operating Results

	2012	2012	2011
	Q4	Q3	Q4
	(in thousands)
Revenue
Core Products	$39,186	$34,078	$46,693
Emerging Products	12,370	10,134	11,974
Games	15,708	14,876	21,552
Corporate	—	—	—

Total	$67,264	$59,088	$80,219

Operating Income (loss)
Core Products	$6,334	$1,180	$(10,733)
Emerging Products	2,425	(152)	26
Games	(369)	(1,708)	228
Corporate	(15,278)	(22,495)	(13,198)

Total	$(6,888)	$(23,175)	$(23,677)

Adjusted EBITDA
Core Products	$9,244	$3,736	$11,382
Emerging Products	2,732	158	986
Games	276	(894)	883
Corporate	(8,988)	(9,042)	(9,411)

Total	$3,264	$(6,042)	$3,840

Full Year Results

For 2012, revenue was $258.8 million, a decrease of 23% compared with $335.7 million for 2011. Foreign currency exchange rate fluctuations negatively affected 2012 revenue by approximately $5.6 million compared with 2011. Revenue trends in each of RealNetworks’ businesses for the full year 2012 compared with 2011 were: a 9% decrease in Emerging Products revenue to $42.6 million, a 22% decrease in Core Products revenue to $149.2 million and a 31% decrease in Games revenue to $67.1 million.

Net income for the year was $44.8 million, or $1.28 per diluted share, compared with net loss of $(27.1) million, or $(0.79) per share, in 2011. Net income in 2012 included restructuring charges of $(18.5) million, income tax expense of $(12.5) million and a net gain of $116.4 million from the sale of patents and other assets to Intel Corp. The year-ago loss included the $(20.0) million impairment for deferred SaaS costs and an income tax benefit of $17.3 million.

In 2012, adjusted EBITDA was $(16.7) million compared with $17.7 million in 2011. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

Segment Reorganization

Beginning with the first quarter of 2013, RealNetworks is reorganizing its financial reporting to reflect changes in how we intend to manage the businesses and is changing the way we allocate operating expenses within the company to increase efficiency and accountability for financial and operational performance within each business. Therefore, starting with the first quarter of 2013, RealNetworks’ 2013 financial results will reflect the new corporate organization with the following reporting segments: (1) the RealPlayer Group, which will include RealPlayer, SuperPass and mobile IP sales; (2) Mobile Entertainment, which will include the existing and evolving SaaS services of ringback tones, music on demand, and intercarrier messaging; professional services and systems integration; and Helix software; and (3) Games.

Additionally, going forward more of RealNetworks’ corporate costs – such as finance, HR, legal and facilities – will be assigned to each business unit, although certain costs will be retained at the corporate level.

Prior to reporting our first quarter 2013 results in May, RealNetworks expects to file a report on Form 8-K with a description of the new segments and historical results that reflect those new segments.

Business Outlook

For the first quarter of 2013, RealNetworks expects total revenue of $50 million to $53 million, with all segments declining sequentially and year over year. We expect adjusted EBITDA for the quarter to be a loss of $(7) million to $(10) million.

The foregoing forward-looking statements reflect RealNetworks’ expectations as of Feb. 6, 2013. It is not RealNetworks’ general practice to update these forward-looking statements until its next quarterly results announcement.

Webcast and Conference Call Information

The company will host an audio Webcast conference call to review results and discuss the company’s operations for the fourth quarter at 5:00 p.m. ET on Feb. 6. The Webcast will be available at: http://investor.realnetworks.com

The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.

Conference Call Details

5 p.m. ET / 2 p.m. PT

Dial in:

888-790-3162 Domestic

415-228-4854 International

Passcode: Fourth Quarter Earnings

Leader: Rob Glaser

Telephonic replay will be available until 8 p.m. ET, Feb. 20, 2013.

Replay dial in:

866-425-0182 Domestic

203-369-0874 International

For More Information:

Investors Only:

Marj Charlier, RealNetworks, 206-225-6785, or mcharlier@realnetworks.com

Press Only:

Michael Eggerling, RealNetworks, 206-832-6308 or meggerling@realnetworks.com

About RealNetworks:

RealNetworks creates innovative applications and services that make it easy to connect with and enjoy digital media. RealNetworks invented the streaming media category in 1995 and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type and social network. RealNetworks’ corporate information is located at http://www.realnetworks.com/about-us

About Non-GAAP Financial Measures

To supplement RealNetworks’ consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA by reporting segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP operating income (loss) to adjusted EBITDA and to adjusted EBITDA by reporting segment.

The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the fourth quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to RealNetworks’ current expectations for future revenue, adjusted EBITDA, plans to undertake, as well as results and benefits from its business restructuring activities and strategic initiatives. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies; RealNetworks’ ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on RealNetworks’ business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; and changes in RealNetworks’ effective tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per share data)

Net revenue	$67,264	$80,219	$258,842	$335,686

Cost of revenue	25,098	32,089	103,731	126,637

Impairment of deferred costs	—	19,962	—	19,962

Gross profit	42,166	28,168	155,111	189,087

Sale of patents and other technology assets, net of costs (A)	—	—	116,353	—

Operating expenses:
Research and development	14,027	16,012	63,194	70,212
Sales and marketing	21,839	25,342	90,301	111,300
General and administrative	8,788	10,163	43,891	37,181
Restructuring and other charges	1,353	800	15,225	8,650
Loss (gain) on excess office facilities	3,047	(472)	3,290	(646)

Total operating expenses	49,054	51,845	215,901	226,697

Operating income (loss)	(6,888)	(23,677)	55,563	(37,610)

Other income (expenses):
Interest income, net	159	190	1,192	1,552
Gain (loss) on sale of equity and other investments, net	(216)	—	5,072	—
Equity in net loss of Rhapsody investment	(1,614)	(2,159)	(5,709)	(7,898)
Other income (expense), net	(433)	188	1,241	(473)

Total other income (expense), net	(2,104)	(1,781)	1,796	(6,819)

Income (loss) before income taxes	(8,992)	(25,458)	57,359	(44,429)
Income tax (expense) benefit	12,065	22,694	(12,518)	17,329

Net income (loss)	$3,073	$(2,764)	$44,841	$(27,100)

Basic net income (loss) per share	$0.09	$(0.08)	$1.29	$(0.79)
Diluted net income (loss) per share	$0.09	$(0.08)	$1.28	$(0.79)

Shares used to compute basic net income (loss) per share	35,250	34,258	34,873	34,185
Shares used to compute diluted net income (loss) per share	35,450	34,258	35,122	34,185

(A)	On April 5, 2012, RealNetworks completed the sale of certain patents and other technology assets to Intel for a cash purchase of $120.0 million.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31, 2012	December 31, 2011
	(in thousands)
ASSETS

Current assets:
Cash and cash equivalents	$163,198	$106,333
Short-term investments	108,216	78,739
Trade accounts receivable, net	30,754	41,165
Deferred costs, current portion	825	1,424
Prepaid expenses and other current assets	19,871	21,902

Total current assets	322,864	249,563

Equipment, software, and leasehold improvements, at cost:
Equipment and software	98,041	104,352
Leasehold improvements	22,767	25,947

Total equipment, software, and leasehold improvements	120,808	130,299
Less accumulated depreciation and amortization	91,492	92,825

Net equipment, software, and leasehold improvements	29,316	37,474
Restricted cash equivalents and investments	10,000	10,168
Equity method investments	3,597	7,798
Available for sale securities	34,334	37,204
Other assets	3,153	2,954
Deferred costs, non-current portion	531	843
Deferred tax assets, net, non-current portion	4,911	18,419
Other intangible assets, net	3,275	7,169
Goodwill	6,309	6,198

Total assets	$418,290	$377,790

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$19,013	$17,151
Accrued and other liabilities	57,380	59,790
Deferred revenue, current portion	8,675	11,835

Total current liabilities	85,068	88,776
Deferred revenue, non-current portion	169	195
Deferred rent	2,250	2,944
Deferred tax liabilities, net, non-current portion	432	1,443
Other long-term liabilities	3,250	13,145

Total liabilities	91,169	106,503

Shareholders’ equity	327,121	271,287

Total liabilities and shareholders’ equity	$418,290	$377,790

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Years Ended December 31,
	2012	2011
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$44,841	$(27,100)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	16,959	16,895
Stock-based compensation	8,123	11,747
Loss (gain) on equipment, software, and leasehold improvements	2,509	(62)
Equity in net loss of Rhapsody investment	5,709	7,898
Excess tax benefit from stock option exercises	—	(74)
Accrued loss (gain) on excess office facilities	3,290	(646)
Deferred income taxes, net	20,324	(23,985)
Gain on sale of patent and other technology assets, net of costs	(116,353)	—
Gain on sale of equity and other investments, net	(5,072)	—
Realized translation gain	(1,966)	—
Other	—	114
Net change in certain operating assets and liabilities	(11,677)	14,505

Net cash provided by (used in) operating activities	(33,313)	(708)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(7,170)	(9,873)
Proceeds from sale of patents and other technology assets, net of costs	116,353	—
Proceeds from sale of equity and other investments	7,261	—
Purchases of short-term investments	(116,963)	(96,841)
Proceeds from sales and maturities of short-term investments	87,487	116,405
Decrease (increase) in restricted cash equivalents and investments, net	167	(179)
Payment of acquisition costs, net of cash acquired	—	(2,888)

Net cash provided by (used in) investing activities	87,135	6,624

Cash flows from financing activities:
Proceeds from issuance of common stock (stock options and stock purchase plan)	3,802	3,177
Tax payments from shares withheld upon vesting of restricted stock	(995)	—
Excess tax benefit from stock option exercises	—	74
Payment of common stock cash dividend	—	(136,793)

Net cash provided by (used in) financing activities	2,807	(133,542)

Effect of exchange rate changes on cash and cash equivalents	236	(2,059)

Net increase (decrease) in cash and cash equivalents	56,865	(129,685)

Cash and cash equivalents, beginning of period	106,333	236,018

Cash and cash equivalents, end of period	$163,198	$106,333

RealNetworks, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)

		2012
	YTD	Q4	Q3	Q2	Q1
		(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$149,211	$39,186	$34,078	$38,250	$37,697
Emerging Products (B)	42,576	12,370	10,134	9,913	10,159
Games (C)	67,055	15,708	14,876	17,363	19,108

Total net revenue	$258,842	$67,264	$59,088	$65,526	$66,964

Core Products Revenue by Product:
SaaS (D)	$90,239	$22,793	$20,697	$23,286	$23,463
Systems Integration / Professional Services (E)	2,933	1,295	247	965	426
Technology Licensing (F)	28,381	8,906	6,079	7,189	6,207
Consumer Subscriptions (G)	27,658	6,192	7,055	6,810	7,601

Total Core Products net revenue	$149,211	$39,186	$34,078	$38,250	$37,697

Net Revenue by Geography:
United States	$117,844	$28,315	$29,101	$28,614	$31,814
Rest of world	140,998	38,949	29,987	36,912	35,150

Total net revenue	$258,842	$67,264	$59,088	$65,526	$66,964

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (H)		675,000	700,000	725,000	725,000
SaaS subscribers (I)		27,450	26,500	30,600	30,500
Monthly SaaS ARPU (in cents) (J)		$0.19	$0.17	$0.16	$0.15
ICM delivered in billions (K)		171	173	162	166
Consumer subscribers (L)		300	350	350	400

		2011
	YTD	Q4	Q3	Q2	Q1
		(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$191,240	$46,693	$50,705	$45,735	$48,107
Emerging Products (B)	46,590	11,974	10,764	12,717	11,135
Games (C)	97,856	21,552	22,945	25,300	28,059

Total net revenue	$335,686	$80,219	$84,414	$83,752	$87,301

Core Products Revenue by Product:
SaaS (D)	$119,378	$28,255	$30,381	$30,216	$30,526
Systems Integration / Professional Services (E)	6,843	771	3,844	388	1,840
Technology Licensing (F)	28,429	9,246	6,250	6,508	6,425
Consumer Subscriptions (G)	36,590	8,421	10,230	8,623	9,316

Total Core Products net revenue	$191,240	$46,693	$50,705	$45,735	$48,107

Net Revenue by Geography:
United States	$162,720	$37,298	$38,969	$41,984	$44,469
Rest of world	172,966	42,921	45,445	41,768	42,832

Total net revenue	$335,686	$80,219	$84,414	$83,752	$87,301

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (H)		725,000	700,000	775,000	775,000
SaaS subscribers (I)		30,050	34,000	34,550	35,900
Monthly SaaS ARPU (in cents) (J)		$0.19	$0.17	$0.18	$0.18
ICM delivered in billions (K)		165	162	157	151
Consumer subscribers (L)		425	500	475	500

Net Revenue by Line of Business:

(A) The Core Products segment primarily includes revenue from SaaS services, system integration and professional services to carriers and mobile handset companies, sales of technology licenses of our software products such as Helix for handsets, consumer subscriptions such as SuperPass and our international radio subscription services.

(B) The Emerging Products segment primarily includes revenue from RealPlayer and related products, such as the distribution of third party software products, advertising on RealPlayer websites and sales of RealPlayerPlus software licenses to consumers.

(C) The Games segment primarily includes revenue from sales of games licenses, online games subscription services, advertising on game sites and social network sites, games syndication services, microtransactions from online and social games and sales of mobile games.

Core Products Revenue by Product:

(D) SaaS revenue includes revenue from music on demand (MOD), video on demand (VOD), ringtones, ringback tones (RBT) and intercarrier messaging services provided to network service providers, who are largely mobile phone networks.

(E) Systems Integration / Professional Services revenue includes professional services, other than those associated with software sales, provided to mobile carriers and handset manufacturers.

(F) Technology Licensing includes revenue from sales of software and other intellectual property licenses such as Helix server licenses and Helix software licenses for handsets.

(G) Consumer Subscriptions includes revenue from SuperPass as well as our international radio subscription services.

Product Metrics:

(H) Total subscribers reported at the end of the quarter of mobile carriers that offer one or more of our SaaS services, other than intercarrier messaging services, to their customers.

(I) SaaS subscribers include RBT, MOD and VOD services, measured at the end of the quarter.

(J) Monthly SaaS ARPU (Average Revenue Per User) is calculated by dividing (a) the total quarterly revenue from SaaS subscription services, including RBT, MOD, VOD, by (b) the number of SaaS subscribers at the end of the quarter, and dividing the resulting quotient by three.

(K) ICM (Intercarrier message) represents the total number of messages delivered across our messaging platform during the quarter.

(L) Consumer subscribers primarily includes our SuperPass and GamePass products.

RealNetworks, Inc. and Subsidiaries

Segment Results of Operations

(Unaudited)

	2012		2011	2012	2011
	Q4	Q3	Q4	YTD	YTD
	(in thousands)
Core Products

Net revenue	$39,186	$34,078	$46,693	$149,211	$191,240
Cost of revenue	17,964	17,323	20,867	70,796	83,696
Impairment of deferred costs	—	—	19,329	—	19,329

Gross profit	21,222	16,755	6,497	78,415	88,215

Gross margin	54%	49%	14%	53%	46%

Operating expenses	14,888	15,575	17,230	64,960	75,188

Operating income (loss)	$6,334	$1,180	$(10,733)	$13,455	$13,027

Adjusted EBITDA	$9,244	$3,736	$11,382	$24,008	$43,159
Emerging Products

Net revenue	$12,370	$10,134	$11,974	$42,576	$46,590
Cost of revenue	2,019	2,041	3,448	7,965	11,879
Impairment of deferred costs	—	—	633	—	633

Gross profit	10,351	8,093	7,893	34,611	34,078

Gross margin	84%	80%	66%	81%	73%

Operating expenses	7,926	8,245	7,867	30,809	36,011

Operating income (loss)	$2,425	$(152)	$26	$3,802	$(1,933)

Adjusted EBITDA	$2,732	$158	$986	$4,910	$(206)
Games

Net revenue	$15,708	$14,876	$21,552	$67,055	$97,856
Cost of revenue	4,444	4,936	6,875	21,613	30,646

Gross profit	11,264	9,940	14,677	45,442	67,210

Gross margin	72%	67%	68%	68%	69%

Operating expenses	11,633	11,648	14,449	49,804	60,633

Operating income (loss)	$(369)	$(1,708)	$228	$(4,362)	$6,577

Adjusted EBITDA	$276	$(894)	$883	$(1,561)	$9,246
Corporate

Net revenue	$—	$—	$—	$—	$—
Cost of revenue	671	944	899	3,357	416

Gross profit	(671)	(944)	(899)	(3,357)	(416)

Gross margin	N/A	N/A	N/A	N/A	N/A

Gain on sale of patents and other technology assets, net of costs	—	—	—	116,353	—
Operating expenses	14,607	21,551	12,299	70,328	54,865

Operating income (loss)	$(15,278)	$(22,495)	$(13,198)	$42,668	$(55,281)

Adjusted EBITDA	$(8,988)	$(9,042)	$(9,411)	$(44,061)	$(34,508)
Total

Net revenue	$67,264	$59,088	$80,219	$258,842	$335,686
Cost of revenue	25,098	25,244	32,089	103,731	126,637
Impairment of deferred costs	—	—	19,962	—	19,962

Gross profit	42,166	33,844	28,168	155,111	189,087

Gross margin	63%	57%	35%	60%	56%

Gain on sale of patents and other technology assets, net of costs	—	—	—	116,353	—
Operating expenses	49,054	57,019	51,845	215,901	226,697

Operating income (loss)	$(6,888)	$(23,175)	$(23,677)	$55,563	$(37,610)

Adjusted EBITDA	$3,264	$(6,042)	$3,840	$(16,704)	$17,691

RealNetworks, Inc. and Subsidiaries

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment

(Unaudited)

	2012		2011	2012	2011
	Q4	Q3	Q4	YTD	YTD
	(in thousands)
Core Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$6,334	$1,180	$(10,733)	$13,455	$13,027
Acquisitions related intangible asset amortization	809	796	789	3,193	2,806
Depreciation and amortization	2,101	1,760	1,997	7,360	7,997
Impairment of deferred costs	—	—	19,329	—	19,329

Adjusted EBITDA	$9,244	$3,736	$11,382	$24,008	$43,159

Emerging Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$2,425	$(152)	$26	$3,802	$(1,933)
Acquisitions related intangible asset amortization	62	62	79	282	211
Depreciation and amortization	245	248	248	826	883
Impairment of deferred costs	—	—	633	—	633

Adjusted EBITDA	$2,732	$158	$986	$4,910	$(206)

Games

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$(369)	$(1,708)	$228	$(4,362)	$6,577
Acquisitions related intangible asset amortization	—	171	229	587	996
Depreciation and amortization	645	643	426	2,214	1,673

Adjusted EBITDA	$276	$(894)	$883	$(1,561)	$9,246

Corporate

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$(15,278)	$(22,495)	$(13,198)	$42,668	$(55,281)
Other income (expense), net	(433)	248	188	1,241	(473)
Depreciation and amortization	619	636	608	2,497	2,329
Restructuring and other charges	1,353	10,724	800	15,225	8,650
Stock-based compensation	1,704	1,602	2,663	7,371	10,913
Gain on sale of patents and other technology assets, net of costs	—	—	—	(116,353)	—
Loss (Gain) on excess office facilities	3,047	243	(472)	3,290	(646)

Adjusted EBITDA	$(8,988)	$(9,042)	$(9,411)	$(44,061)	$(34,508)

Total

Reconciliation of GAAP operating income (loss) to adjusted EBITDA:

Operating income (loss)	$(6,888)	$(23,175)	$(23,677)	$55,563	$(37,610)
Other income (expense), net	(433)	248	188	1,241	(473)
Acquisitions related intangible asset amortization	871	1,029	1,097	4,062	4,013
Depreciation and amortization	3,610	3,287	3,279	12,897	12,882
Loss (Gain) on excess office facilities	3,047	243	(472)	3,290	(646)
Restructuring and other charges	1,353	10,724	800	15,225	8,650
Stock-based compensation	1,704	1,602	2,663	7,371	10,913
Impairment of deferred costs	—	—	19,962	—	19,962
Gain on sale of patents and other technology assets, net of costs	—	—	—	(116,353)	—

Adjusted EBITDA	$3,264	$(6,042)	$3,840	$(16,704)	$17,691